BY-LAWS

                                       OF

                         NATIONAL SCIENTIFIC CORPORATION

                               A TEXAS CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

     1. SHARE CERTIFICATES. Certificates representing shares prescribed by Articles 2.19 and 2.22 of the Texas Business Corporation Act and by any other applicable application of law, including any limitation or denial of preemptive rights, which shall be signed by the President and/or a Vice-President and/or the Chairman of the Board of Directors and/or the Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if be were such officer at the date of its issuance.

     No certificate shall be issued for any share until the consideration therefor has been fully paid.

     2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided there-in, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may determine advisable.

     3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, and, in accordance with the provisions of Articles 2.19 and 2.22 of the Texas

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Business  Corporation Act,  transfers of shares of the corporation shall be made only on the share transfer records of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates or such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the share transfer records of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, ii known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

     4. RECORD DATE FOR SHAREHOLDERS, For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the corporation may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such share transfer records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer records are not dosed and no record date is fixed for any determination of shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the dosing of share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record dare for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth

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the action  taken or proposed to be taken is  delivered  to the  corporation  as provided in Section A of Article 9.10 of the Texas Business Corporation Act or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the dare on which the Board of Directors adopts a resolution taking such prior action.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu `of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders'! refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Texas Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.

     - TIME. The annual meeting shall be held on the date fixed from time to time by the Board of Directors; provided that any such date shall not be more than thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Texas Business Corporation Act confers the right to call a special meeting upon the shareholders,

     - PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Texas as shall be fixed from time to time by the Board of Directors. In the event of failure of the Board of Directors to fix such place, any such meeting shall be held at the registered office of the corporation in Texas.

     - CALL. Annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by any other person or persons authorized to do so by the provisions of the Texas Business Corporation Act.

     - NOTICE OR WAIVER OF NOTICE. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten

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days  (or  not  less  than  any  such  other  minimum  period  of days as may be prescribed by the Texas Business Corporation Act) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder. The notice of any annual meeting shall also contain a statement of the purpose or purposes thereof whenever the Texas Business Corporation Act shall require such statement The notice of any annual or special meeting shall also include, or be accompanied by, any additional
statements,   information,   or  documents  prescribed  by  the  Texas  Business
Corporation Act. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by any such shareholder, whether before or after the time stated therein, shall be the equivalent to giving such notice. Notice need not be given to a shareholder in circumstances in which the Texas Business Corporation Act authorizes the omission of such notice.

     - VOTING LIST. The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The list shall be kept on file at the registered office or principal place of business of the corporation in the State of Texas for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima fade evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

     - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     - PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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     - INSPECTORS - APPOINTMENT.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     - QUORUM. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

     - VOTING. Shareholders shall not be entitled to cumulate their votes in the election of directors. In the election of directors, a plurality of the votes cast shall elect. Except as the Texas Business Corporation Act, the Articles of Incorporation, or these Bylaws may otherwise provide, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which quorum is present shall be the act of the shareholders.

     7. INFORMAL ACTION. Any action required by the Texas Business Corporation Act to be taken at a meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any

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action by shareholders  without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty days after the date of the earliest dated consent delivered to the corporation in the manner required by Article 9.10 of the Texas Business Corporation Act, a consent or consents signed by the bolder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section. Subject to the provisions required or permitted by the Texas Business Corporation Act for notice of meetings, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear, read or otherwise apprehend the communications of each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened,

                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. FUNCTIONS GENERALLY. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors.

     2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Texas. The Board of Directors shall consist of not less than three persons, which is the minimum number of directors fixed in the Articles of Incorporation, as amended, and which shall be the fixed minimum number of directors until changed. The number of directors may be increased or decreased by an amendment to these Bylaws or by other action of the directors or the shareholders, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than one. The full Board of Directors shall consist of the number of directors fixed herein.

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     3. ELECTION AND TERM.  The initial Board of Directors  shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified, In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders but which are not filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists. Subject to any limitations imposed by Article 2.34 of the Texas Business Corporation Act, any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     4. MEETINGS.

     - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. Meetings shall be held at such place within or without the State of Texas as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, f the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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     - QUORUM AND  ACTION.  A  majority  of the full  Board of  Directors  shall constitute a quorum unless a different number or portion is required by law. Except as herein otherwise provided, and except as may be otherwise provided by law, the Articles of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following persons in the order of seniority and if present and acting -the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Hoard.

     5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors at a meeting expressly called for that purpose. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

     6. COMMITTEES. The Board of Directors, may, by resolution adopted by a majority of the full Board, designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee, Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the Texas Business Corporation Act.

     7. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of directors or of any committee,, ii any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or committee, as the case may be. Subject to the provisions required or pennitted by the Texas Business Corporation Act for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    OFFICERS

     The corporation shall have a President and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as the Board may deem appropriate. The corporation may have such other officers,

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including assistant officers, and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

     The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation.

     The corporation shall keep at its registered office in the State of Texas or at its principal place of business, or at the office of its transfer agent or registrar, if any, a record of its shareholders, as prescribed by Article 2.44 of the Texas Business Corporation Act and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

                                    ARTICLE V

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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                                   ARTICLE VII

                              CONTROL OVER BY-LAWS

     After the adoption of the initial Bylaws by the initial Board of Directors, the Board of Directors may amend or repeal the Bylaws or adopt new Bylaws except as otherwise provided by Article 2.23 of the Texas Business Corporation Act or any other applicable provision of law.

     The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

     I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of NATIONAL SCIENTIFIC CORPORATION, a corporation of the State of Texas, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

Dated: June 11, 1996

                                        /s/ Terry W. Neild
                                        ----------------------------------------
                                        Terry W. Neild, President of
                                        NATIONAL SCIENTIFIC CORPORATION

(SEAL)

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